LOCK-UP AGREEMENT


                                                June 20, 2000

Frontline Communications Corporation
One Blue Hill Plaza
Suite 1548
Pearl River, New York 10965

DelaNet, Inc.
262 Quigley Boulevard
New Castle, Delaware 19720

Reference hereby is made to that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated June 20, 2000 by and between Frontline Communications Corporation ("Frontline"), DelaNET, Inc. ("Seller"), Michael Brown, a 45.05% shareholder in Seller and Donald McIntire, a 45.05% shareholder in Seller (Brown and McIntire are collectively referred to herein as the "Shareholders"). Unless otherwise specified, capitalized terms in this document shall have the same meaning as set forth in the Agreement.

Pursuant to Section 1.4(c) of the Asset Purchase Agreement, Seller is issued 200,000 shares of Frontline Common Stock, par value $.01 per share, (the Shares") as partial consideration for the sale to Frontline of all of the Assets of Seller.

In  consideration  of  the  transactions  contemplated  by  the  Asset  Purchase
Agreement and in order to induce Frontline to enter into the Asset Purchase Agreement, the Seller hereby agrees that the 200,000 Shares will be restricted and shall be subject to Rule 144 and during the first year of issuance, and thereafter shall be subject to the following lock-up restrictions:

                              (i) Up to 50% of the Shares shall be made freely transferable at any time after the one year anniversary of the issuance of the Shares; and

                              (ii) The remaining balance shall be made freely transferable on the one and
                                        one-half   year   anniversary   of   the
                                        issuance of the Shares.

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The Seller hereby  acknowledges and agrees that all certificates  evidencing the
Shares to be stamped with a restrictive legend reflecting this agreement and to permit Frontline to instruct its transfer agent to note such restriction on the transfer books and records of Frontline.

It is understood that the Shares may be transferred by operation of law to the executors, administrators, heirs and distributees of the Seller, provided that the transferee is subject to the same restrictions with respect to any subsequent transfer during the term of this agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Seller hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of New York and of the United States located in the County of New York, State of New York for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby in any action brought by Frontline and waive any objection to the laying of venue of any such litigation in such courts and agree not to plead or claim that such litigation brought in any such courts has been brought in an inconvenient forum. If Seller shall file any claim arising out of or relating to this Agreement and the transactions contemplated hereby, Frontline consents to submit to jurisdiction of the Courts of the State of Delaware.


                               FRONTLINE COMMUNICATIONS CORPORATION



                               -------------------------------------------------
                               By:  Amy Wagner Mele
                               Title: Executive Vice President & General Counsel

                               DELANET, INC.



                               -------------------------------------------------
                               Michael Brown
                               President


                               -------------------------------------------------
                               Donald McIntire
                               Vice President